TRUST ACCOUNT INSTRUCTIONS

St. George Investments, LLC
303 East Wacker Drive
Suite 311
Chicago, Illinois 60601

January 15, 2010

Mr. Olin G. Shivers
Foley & Lardner LLP
100 North Tampa Street
Suite 2700
P.O. Box 3391
Tampa, FL 33601-3391

Re:           Trust Account Instructions

Dear Mr. Shivers:

Reference is made to the Funding and Letter of Credit Agreement (the “Funding and LC Agreement”), dated January 15, 2010, entered into by and among KEVIN J. FITZGERALD and PAMELA W. FITZGERALD, husband and wife (together, the “Sellers”), SOUTHWEST SIGNAL, INC., a Florida corporation (the “Corporation”), EGPI FIRECREEK, INC., a Nevada corporation (the “Purchaser”), and ST. GEORGE INVESTMENTS, LLC, an Illinois limited liability company (the “Lender”), and acknowledged by The Bank of Tampa (the “Bank”) with instructions to the Bank that such funds be applied for the purposes described in the Funding and LC Agreement and the documents described therein.

Pursuant to the Funding and LC Agreement, Lender has deposited or may deposit $925,000.00 (the “Deposit”) in a trust account (the “Trust Account”) designated by Foley & Lardner LLP (“Foley & Lardner”) and Lender is to provide written instructions (these “Trust Account Instructions”) to Foley & Lardner pertaining to the handling of the Deposit.  Accordingly, the Deposit, after being deposited in the Trust Account, shall be held and disbursed according to the terms and conditions set forth in these Trust Account Instructions.

1.           Transfer of the Deposit to the Bank.  In the event that the Lender in its sole and absolute discretion instructs Foley & Lardner in writing (via email to oshivers@foley.com or facsimile to 813-221-4210) to deliver the Deposit to the Bank, then Foley & Lardner shall immediately deliver the Deposit to the Bank.

Trust Account Instructions
Foley & Lardner

2.           Return of the Deposit to the Lender.  In the event that either: (i) the Lender in its sole and absolute discretion instructs Foley & Lardner in writing (via email to oshivers@foley.com or facsimile to 813-221-4210) to return the Deposit to the Lender; or (ii) Foley & Lardner has not received further written instructions from the Lender by 5:00pm CST on January 19, 2010, then Foley & Lardner shall immediately return the Deposit to the Lender, via wire transfer in the form of immediately available federal funds, to the following account:

Bank Name:	The Private Bank and Trust Company, Chicago, IL
ABA Number:	071 006 486
Account Name:	St George Investments LLC
Account Number:	2153493
Comment/Note:	Firecreek Trust Account Deposit

The Deposit is the sole property of the Lender at all times while the Deposit is in the Trust Account and is not subject to claims, actions or demands by any other party.  Please contact Jon Hansen at jhansen@btjd.com or 801-438-2022 with any questions.

Very truly yours,

John M. Fife,
Manager

cc:           Jonathan K. Hansen